UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 30, 2013

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On July 30, 2013, Cubist Pharmaceuticals, Inc., a Delaware corporation (“Cubist”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Optimer Pharmaceuticals, Inc., a Delaware corporation (“Optimer”) and PDRS Corporation, a Delaware corporation and wholly-owned subsidiary of Cubist (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Optimer (the “Merger”). As a result of the Merger, Optimer will become a wholly-owned subsidiary of Cubist.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each outstanding share of Optimer’s common stock (other than shares owned by Cubist, Optimer or their respective subsidiaries, shares of Optimer’s preferred Stock (if any) owned by Cubist or its subsidiaries, or shares as to which dissenters’ rights have been properly exercised) will be converted into the right to receive (i) $10.75 in cash, without interest and (ii) and one contingent value right (a “CVR”) to be issued by Cubist subject to and in accordance with the CVR Agreement described below.

The consummation of the Merger is subject to receiving the approval of holders of a majority of the outstanding Optimer common stock entitled to vote on the Merger and various closing conditions including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) as amended, and other customary conditions. The Merger Agreement also includes customary termination provisions for both Optimer and Cubist and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Optimer will be required to pay Cubist a termination fee of $18 million.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. This summary of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts.

In addition, Cubist agreed to provide Optimer with financing during the pendency of the Merger.  On a quarterly basis during the pendency of the Merger, commencing on September 15, 2013, Optimer will issue to Cubist $25 million of non-voting senior preferred stock for cash consideration.  The non-voting senior preferred stock carries no dividend.  In the event of a termination of the Merger Agreement due to a Cubist breach, the non-voting senior preferred stock becomes redeemable in exchange for nominal consideration.  In all other instances, the non-voting senior preferred stock becomes convertible into common stock based on the value of the common stock at the time of conversion, subject to applicable legal restrictions, including limitations on the issuance of common stock in the absence of stockholder approval under the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) and ownership limitations under the HSR Act.  Furthermore, in no circumstances will Cubist be entitled to hold more than 5% of the outstanding shares of Optimer common stock at any time. The non-voting senior preferred stock will be extinguished in exchange for no consideration if the Merger is consummated, redeemed in exchange for its aggregate liquidation preference in the event of a transaction resulting in a change of control of Optimer as a result of which a termination fee is paid to Cubist pursuant to the terms of the Merger Agreement and on an as-converted into common stock basis prior to the announcement any other transaction resulting in a change of control of Optimer.  Cubist has agreed to various restrictions on its ability to sell the non-voting senior preferred stock and any common stock received upon conversion of the non-voting senior preferred stock, including that it will not sell any such stock until the first anniversary of any termination of the Merger Agreement or to any person or group filing a Schedule 13D in respect of Optimer.

Contingent Value Rights Agreement

In connection with the CVR, Cubist will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a trustee governing the terms of the CVR. The terms of the CVR Agreement call for additional potential cash payments up to a maximum of $5.00 per CVR. Each CVR will entitle its holder to a payment of $3.00 if net sales of certain products during the period from and including July 1, 2013 through and including December 31, 2015 are greater than $250 million, a payment of $4.00 if such net sales during the same period are in excess of $275 million and a payment of $5.00 if such net sales during the same period are greater than $300 million.  Cubist will file a registration statement on Form S-4 in order to register the CVRs under the Securities Act of 1933, as amended, and will use its reasonable best efforts to cause the CVRs to be registered for trading on Nasdaq.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the CVR Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Co-Promotion Agreement

On April 5, 2011, Cubist entered into a Co-Promotion Agreement (the “Co-Promotion Agreement”) with Optimer pursuant to which Optimer engaged Cubist as its exclusive partner for the promotion of DIFICID® in the United States.  Under the terms of the Co-Promotion Agreement, Optimer and Cubist agreed to co-promote DIFICID to physicians, hospitals, long-term care facilities and other healthcare institutions as well as jointly provide medical affairs support for DIFICID. The initial term of the Co-Promotion Agreement would expire on July 31, 2013 if not renewed by mutual agreement of the parties.

On July 30, 2013, Cubist entered into an Amendment 1 to Co-Promotion Agreement (the “Co-Promotion Amendment”) with Optimer pursuant to which the parties agreed to extend the term of the Co-Promotion Agreement in substantially its current form until July 31, 2014, subject to early termination by either party upon termination of the Merger Agreement.

Under the Amendment, Optimer will continue to pay a quarterly fee of $3,750,000 to Cubist ($15 million per year) during the extension year. Cubist is also eligible to receive $3.125 million per quarter (up to $12.5 million in total) during the extension year if mutually agreed upon quarterly sales targets are achieved, as well as a portion of Optimer’s gross profits derived from net sales above the specified annual targets, if any.

The foregoing description of the Co-Promotion Amendment does not purport to be complete and is qualified in its entirety by reference to the Co-Promotion Amendment, which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item  8.01         Other Events

On July 30, 2013, the Company provided supplemental information to analysts and investors. The slides made available in connection with the presentation are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Important Additional Information Will Be Filed with the Securities and Exchange Commission (SEC)

This communication is being made in respect of the proposed Merger involving Cubist and Optimer. In connection with the proposed Merger, Cubist intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus and other relevant materials in connection with the proposed Merger, and each of Cubist and Optimer intend to file with the SEC other documents regarding the proposed Merger. The proxy statement/prospectus and this Current Report are not offers to sell Cubist securities and are not soliciting an offer to buy Cubist securities in any state where the offer and sale is not permitted. The final proxy statement/prospectus will be mailed to the stockholders of Optimer. INVESTORS AND SECURITY HOLDERS OF OPTIMER ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CUBIST AND OPTIMER AND THE PROPOSED MERGER.

The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cubist by directing a written request to Cubist Pharmaceuticals, Inc., 65 Hayden Avenue, Lexington, Massachusetts 02421, Attention: Investor Relations, and by Optimer by directing a written request to Optimer Pharmaceuticals, Inc., 101 Hudson Street, Suite 3501, Jersey City, NJ 07302, Attention: Investor Relations. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cubist by going to Cubist’s investor information web site at http://investors.cubist.com/corporateprofile.aspx?iid=4093793 and by Optimer by going to Optimer’s investor information web site at: http://investor.optimerpharma.com/index.cfm.

Optimer and its executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information about the executive officers and directors of Optimer and their ownership of Optimer common stock is set forth in its annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 18, 2013 and the proxy statement for Optimer’s 2013 annual meeting of stockholders, filed with the SEC on April 12, 2013 and as amended on April 19, 2013. Certain directors and executive officers of Optimer and other persons may have direct or indirect interests in the proposed Merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the Merger. If and to the extent that any of the Optimer participants will receive any additional benefits in connection with the Merger, the details of those benefits will be described in the proxy statement/prospectus relating to the Merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Optimer and its executive officers and directors in the Merger by reading the proxy statement/prospectus regarding the Merger when it becomes available.

Item  9.01.         Financial Statements and Exhibits.

(d)       Exhibits

2.1

Agreement and Plan of Merger, dated as of July 30, 2013, among Cubist Pharmaceuticals, Inc., PDRS Corporation and Optimer Pharmaceuticals, Inc. Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

10.1	Form of Contingent Value Rights Agreement to be entered into between Cubist Pharmaceuticals, Inc. and a trustee to be identified.

10.2.	Amendment No. 1 to Co-Promotion Agreement, dated July 30, 2013, by and among Cubist Pharmaceuticals, Inc. and Optimer Pharmaceuticals, Inc.

99.1	Investor Presentation Slideshow, dated July 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Thomas J. DesRosier
Name:	Thomas J. DesRosier
Title:	Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Date: August 1, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of July 30, 2013, among Cubist Pharmaceuticals, Inc., PDRS Corporation and Optimer Pharmaceuticals, Inc. Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

10.1	Form of Contingent Value Rights Agreement to be entered into between Cubist Pharmaceuticals, Inc. and a trustee to be identified.

10.2.	Amendment No. 1 to Co-Promotion Agreement, dated July 30, 2013, by and among Cubist Pharmaceuticals, Inc. and Optimer Pharmaceuticals, Inc.

99.1	Investor Presentation Slideshow, dated July 30, 2013.